Exhibit 99.1

METALS USA, INC.

INFORMATIONAL ADDENDUM TO REPORT ON FORM 10-K

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned chief executive officer and chief financial officer hereby certify that this Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Metals USA, Inc.

Dated: March 21, 2003

/s/ C. LOURENÇO GONÇALVES
Name: C. Lourenço Gonçalves
Title: President and Chief Executive Officer

/s/ TERRY L. FREEMAN

Name: Terry L. Freeman
Title: Senior Vice President and Chief Financial Officer